Exhibit 10.11

STABLECOINX INC.
2026 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

StablecoinX Inc. (the “Company”) has granted to you a Restricted Stock Unit award (the “Award”) pursuant to the Company’s 2026 Stock Incentive Plan (as amended from time to time, the “Plan”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (this “RSU Notice”), the Restricted Stock Unit Award Agreement (the “RSU Agreement”) (the RSU Notice and the RSU Agreement, collectively, the “Award Agreement”), and the Plan (the terms of which are incorporated into this Award Agreement by reference in their entirety). Capitalized terms used but not defined in this Award Agreement have the same meanings as in the Plan.

Participant:	____________________________

Grant Date:	____________________________

Number of Restricted Stock Units:	____________________________

Vesting Schedule:	The Restricted Stock Units will vest on [INSERT DATE SIX MONTHS FROM GRANT] provided you continue to be employed by the Company through such date.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Award Agreement and the Plan. You further acknowledge that the vesting of the Award pursuant to this Award Agreement is conditioned on the occurrence of your continuous service to the Company through [INSERT DATE]. You further acknowledge that as of the Grant Date, this Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject. If the Award Agreement conflicts with the Plan, the Plan will control. By accepting the Award and entering into the Award Agreement, you (a) consent to receive the documents related to the Award (including any Shares thereunder) by electronic delivery, (b) consent to receive all notices required by applicable law or the Company’s Certificate of Formation or Bylaws by electronic delivery and (c) acknowledge and agree to the data privacy provisions in the Award Agreement.

[Signature Page Follows]

STABLECOINX INC.		PARTICIPANT

_____________________________________
By:	_____________________________________	[NAME]
Its:	_____________________________________	Personal Email:
________________________________

Incorporated Documents:

1.	Restricted Stock Unit Award Agreement
2.	StablecoinX Inc. 2026 Stock Incentive Plan

STABLECOINX INC.
2026 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Restricted Stock Unit Award Notice (the “RSU Notice”) and this Restricted Stock Unit Award Agreement (this “RSU Agreement”) (the RSU Notice and the RSU Agreement, collectively, the “Award Agreement”), StablecoinX Inc. (the “Company”) has granted to you a Restricted Stock Unit Award (the “Award”) under its 2026 Stock Incentive Plan (as amended from time to time, the “Plan”) for the number of Restricted Stock Units indicated in your RSU Notice. The RSU Notice is an integral part of this Award Agreement and is hereby incorporated by reference. This Award Agreement will in all respects be construed in conformity with the terms and provisions of the Plan. Capitalized terms used but not defined in this Award Agreement have the same meanings as in the Plan.

The details of the Award are as follows:

1.	Vesting

The Award will vest according to the vesting schedule set forth in the RSU Notice (the “Vesting Schedule”). One share of the Company’s Common Stock will be issuable for each Restricted Stock Unit that vests. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested RSUs.” Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested RSUs.” The Unvested RSUs will vest (and to the extent so vested cease to be Unvested RSUs remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested RSUs are collectively referred to herein as the “RSUs”). As soon as practicable, but in any event within 30 days after Unvested RSUs become Vested RSUs, the Company will settle the Vested RSUs by issuing to you one share of the Company’s Common Stock for each Vested RSU. The Award will terminate and the Unvested RSUs will be subject to forfeiture upon your Termination of Service as set forth in Section 2.

2.	Termination of Service

If you cease to be an employee, officer, or director of, or consultant or advisor to, the Company for any reason, any portion of the Award that has not vested will immediately terminate and all Unvested RSUs shall immediately be forfeited without payment of any further consideration to you.

3.	Securities Law Compliance

3.1 You represent to the Company that you are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Award, and you have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Award and regarding the Company and have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

3.2 You hereby agree that you will in no event sell or distribute all or any part of the Shares that you receive pursuant to settlement of this Award unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to obtain or maintain any registration of the Shares with the Securities and Exchange Commission and has not represented to you that it will so obtain or maintain registration of the Shares. Any Shares issued under the Award will be endorsed with any legends determined applicable by the Company under securities laws or otherwise.

3.3 You confirm that you have been advised, prior to your receipt of the Award and Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Award Agreement or the breach by you of any terms or conditions of this Award Agreement.

4.	Transfer Restrictions

RSUs shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law during your lifetime.

5.	No Rights as Stockholder

RSUs are bookkeeping entries and represent only the Company’s unfunded and unsecured promise to issue Shares on a future date under specified conditions. As a holder of RSUs, you have no rights other than the rights of a general unsecured creditor of the Company. RSUs carry neither voting rights nor rights to cash dividends or dividend equivalents. You will have no rights as a stockholder with respect to the RSUs unless and until the date of issuance under the Plan of Shares in settlement of Vested RSUs.

6.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the RSUs and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the RSUs and receiving or disposing of the Shares. Prior to executing the RSU Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the RSUs and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

Neither the Company nor any Affiliate is providing any tax, legal or financial advice, nor is the Company or any Affiliate making recommendations regarding your participation in the Plan, or your acquisition or sale of any Shares or other consideration acquired upon settlement of any Vested RSUs. You understand and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

7.	Withholding

7.1 You are ultimately responsible for all taxes owed in connection with the Award (e.g., at grant, vesting and/or upon receipt of the Shares), including any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company in connection with the Award, including FICA or any other tax obligation (the “Tax Withholding Obligation”), regardless of any action the Company takes with respect to any such Tax Withholding Obligation. The Company makes no representation or undertaking regarding the adequacy of any tax withholding made in connection with the Award. The Company has no obligation to deliver Shares pursuant to the Award until you have satisfied the Tax Withholding Obligation.

7.2 Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company to satisfy any Tax Withholding Obligation. You authorize the Company, its Affiliates or their respective agents, at their discretion, and subject to any limitations under applicable law, to satisfy any Tax Withholding Obligation by one or a combination of the following:

(i) withholding from your wages or other cash compensation payable to you;

(ii) withholding from proceeds of the sale of Shares acquired on settlement of the Vested RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization and without further consent);

(iii) subject to approval by the Administrator, withholding a whole number of Shares otherwise issuable upon settlement of the Vested RSUs;

(iv) requiring a payment from you by cash, check or wire transfer; or

(v) any other arrangement approved by the Administrator and permitted under applicable law.

Depending on the withholding method, the Company may withhold or account for Tax Withholding Obligations by considering minimum statutory or other withholding rates, including minimum or maximum rates applicable in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent value in Common Stock, or if such amounts are not refunded, you may seek a refund from the applicable tax authorities. In the event of under-withholding, you may be required to pay any additional Tax Withholding Obligations directly to the applicable tax authorities or to the Company. If the obligation for Tax Withholding Obligations is satisfied by withholding Shares, for tax purposes, you are deemed to have been issued the full number of Shares underlying the Vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Withholding Obligations.

7.3 Notwithstanding the foregoing, to the maximum extent permitted by law, the Company and its Affiliates have the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to you, a number of whole Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation, and you hereby authorize the Company and its Affiliates to do so (which Shares may be withheld up to the applicable minimum required tax withholding rate or such other applicable rate to avoid adverse treatment for financial accounting purposes).

7.4 Furthermore, you acknowledge that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax Withholding Obligations or tax treatment in connection with any aspect of the Award, including but not limited to, the grant, vesting, the issuance of Shares upon vesting, the subsequent sale of Shares acquired pursuant to the Award and the receipt of any dividends, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax Withholding Obligations or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction, you acknowledge that the Company or Affiliates, as applicable, may be required to withhold or account for Tax Withholding Obligations in more than one jurisdiction.

8. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents relating to the Company, the Plan or the RSUs, and any other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the SEC), by email or other electronic means. You hereby consent to (a) conduct business electronically, (b) receive such documents and notices by such electronic delivery and (c) sign documents electronically, and you hereby agree to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. You acknowledge that you may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with your ability to access the documents.

9. Employee Data Privacy. By entering into this Award Agreement and accepting the Award, you: (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the RSUs, the Shares and the Plan; (b) understand that the Company and any Affiliate which has engaged you to provide services may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title and details of all awards or entitlement to the Shares granted to you under the Plan or otherwise (“Data”); (c) understand that Data may be Transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares may be deposited, and that these recipients may be located in your country or elsewhere, and that countries may have different data privacy laws and protections; and (d) authorize the Company, its Affiliates and its agents to store and transmit the information in electronic form.

10. Insider Trading/Market Abuse. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares may be listed and in applicable jurisdictions, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares under the Plan during such times that you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country). Furthermore, you understand that you may be prohibited from (a) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (b) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions and that you should speak to your personal advisor on this matter.

11. Recoupment. The RSUs are subject to recoupment in accordance with any clawback policy that the Company adopts that is applicable to the RSUs or is required to be adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law.

12.	General Provisions

12.1 Assignment. The Company may assign its rights under this Award Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors.

12.2 No Waiver. No waiver of any provision of this Award Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

12.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the RSUs pursuant to the express provisions of this Award Agreement.

12.4 Award Agreement Is Entire Contract. This Award Agreement, including the RSU Notice, and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Award Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

12.5 Successors and Assigns. The provisions of this Award Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Award Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

12.6 No Employment or Service Contract. Nothing in this Award Agreement will affect in any manner whatsoever the right or power of the Company, or an Affiliate, to terminate your employment or services on behalf of the Company or an Affiliate, for any reason, with or without Cause.

12.7 Section 409A Compliance. Payments made pursuant to this Award Agreement and the Plan are intended to qualify for an exception from or comply with Section 409A of the Code. Notwithstanding any other provision in the Plan or this Award Agreement to the contrary, the Administrator reserves the right, but shall not be required to, unilaterally amend or modify the terms of this Award Agreement and/or the Plan as it determines necessary or appropriate, in its sole discretion, to avoid the imposition of interest or penalties under Section 409A of the Code; provided, however, that the Company makes no representation that that the Award shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Award. No provision of this Award Agreement or the RSU Notice shall be interpreted or construed to transfer any liability for failure to comply with Section 409A of the Code from you or any other individual to the Company or any Affiliate. By executing the RSU Notice, you agree that you shall be deemed to have waived any claim against the Company and its Affiliates with respect to any such tax consequences.

12.8 Counterparts. This Award Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.